 IMMEDIATE                                                      January 13, 1997


J.P. MORGAN REPORTS FOURTH QUARTER AND 1996 FULL YEAR RESULTS

J.P. Morgan & Co. Incorporated reported net income of $419 million in the fourth quarter of 1996, 14% higher than in the fourth quarter of 1995. Earnings per share for the quarter were $2.04 versus $1.80 a year ago. Net income for 1996 totaled $1.574 billion, up 21% from 1995. Earnings per share were $7.63 in 1996 versus $6.42 in 1995.

Douglas A. Warner III, chairman, said: "Our business grew substantially in 1996 and produced strong results across the range of our advisory, capital raising, asset management, risk management, and trading activities. Thanks to the skills of our people and the confidence of our clients, we continue to build on J.P. Morgan's competitive advantages and global business momentum."

     FOURTH QUARTER AND 1996 FULL YEAR RESULTS AT A GLANCE

                                                                 Fourth Quarter               Year
         -------------------------------------------------------------------------------------------------
         In millions of dollars, except per share data        1996         1995         1996         1995
         -------------------------------------------------------------------------------------------------

         Revenues                                           $ 1,805      $ 1,518      $ 6,855      $ 5,904
         Operating expenses                                  (1,197)        (990)      (4,523)      (3,998)
         Income taxes                                          (189)        (162)        (758)        (610)
         -------------------------------------------------------------------------------------------------
         Net income                                         $   419      $   366      $ 1,574      $ 1,296
         Net income per share                               $  2.04      $  1.80      $  7.63      $  6.42
         -------------------------------------------------------------------------------------------------
         Dividends declared per share                       $  0.88      $  0.81      $  3.31      $  3.06



     REVENUES rose 19% in the fourth quarter from a year ago and were up 16% for 1996.


         - Trading revenue advanced 39% to $512 million in the fourth quarter on stronger results across the range of trading activities. In 1996, trading revenue rose 80% to $2.477 billion.

         - Investment banking revenue increased 75% to $277 million in the fourth quarter due to higher levels of advisory, syndication, and underwriting activities. In 1996, investment banking revenue grew 58% to $921 million.

         - Investment management fees rose 17% to $182 million in the fourth quarter primarily as a result of net new business. In 1996, investment management fees increased 18% to $675 million.

         - Net interest revenue was flat in the fourth quarter compared with a year earlier. Net interest revenue declined 15% to $1.702 billion in 1996, primarily reflecting the maturing of higher-yielding asset and liability management instruments.

         - Other revenue decreased 14% to $153 million in the fourth quarter mostly because of lower net equity investment securities revenues. In 1996, other revenue declined 25% to $481 million.


     OPERATING EXPENSES rose 21% in the fourth quarter and 13% in 1996 due to higher compensation in line with improved earnings and costs associated with increased activity in client businesses.


--------------------------------------------------------------------------------

Press contact:                Joseph M. Evangelisti              212/648-9589
Investor contact:             Ann B. Patton                      212/648-9446

     IN OTHER DEVELOPMENTS, Morgan completed the previously announced sale of its institutional U.S. cash-processing business in December. The sale did not have a material effect on fourth quarter earnings and will have no material effect on Morgan's ongoing financial results.

The remainder of this release contains information on specific areas of results, a financial summary, and the consolidated financial statements.

REVENUES

REVENUES in the fourth quarter of 1996 totaled $1.805 billion, up 19% from a year earlier. Revenues increased 16% in 1996 to $6.855 billion.

NET INTEREST REVENUE, the aggregate of interest revenue and expense generated primarily by the firm's asset and liability management, credit-related, and trading activities, totaled $484 million in the fourth quarter, compared with $488 million in the year-earlier quarter. In the 1996 fourth quarter, decreases in asset and liability management revenue were offset by increased trading-related net interest revenue. In 1996, net interest revenue declined to $1.702 billion from $2.003 billion in 1995, mostly reflecting lower asset and liability management revenue. In both the quarter and the year, the decline in net interest revenue from asset and liability management was primarily attributable to the maturing of higher-yielding instruments.

TRADING REVENUE increased 39% to $512 million in the fourth quarter from $369 million in the year-earlier quarter. Reported trading revenue does not include net interest revenue associated with trading activities, which totaled an estimated $113 million in the 1996 fourth quarter, compared with $16 million in the 1995 fourth quarter. In 1996, trading revenue rose to $2.477 billion from $1.376 billion in 1995. Net interest revenue associated with trading activities totaled an estimated $250 million in 1996, compared with $131 million in 1995.


Combined trading and related net interest revenue increased in both the fourth quarter and 1996 from year-earlier levels, reflecting strong client demand across the firm's market-making activities in both developed and emerging markets, and higher revenue from the firm's proprietary trading unit. (For details, see the table of combined trading and related net interest revenue by principal product groupings on page 11.)

Combined trading and related net interest revenue in the fourth quarter increased 62% to $625 million from a year earlier. Combined revenue from fixed income rose to $377 million in the fourth quarter from $286 million a year ago. Foreign-exchange combined revenue increased to $89 million from $75 million a year earlier. Combined revenue from equities advanced to $56 million in the 1996 fourth quarter from $4 million in the corresponding 1995 quarter. The proprietary trading unit generated combined revenue of $92 million in the fourth quarter, compared with $17 million a year earlier.

For all of 1996, combined trading and related net interest revenue grew to $2.727 billion, up 81% from 1995.

INVESTMENT BANKING REVENUE rose 75% to $277 million in the fourth quarter. Advisory and syndication fees in the fourth quarter increased 78% to $183 million, and underwriting revenue was up 71% to $94 million. In 1996, investment banking revenue totaled $921 million, up 58% from 1995. Advisory and syndication fees increased 44% to $568 million in 1996, and underwriting revenue rose 87% to $353 million.

For 1996, J.P. Morgan ranked as the sixth largest underwriter of U.S. debt and equity issues, according to Securities Data Co. In advisory activities, Securities Data Co. ranked J.P. Morgan fifth in completed mergers and acquisitions worldwide in 1996.

CREDIT-RELATED FEES of $41 million in the fourth quarter were essentially flat compared with the 1995 fourth quarter. Excluding revenues from the custody business, which was sold in 1995, and from the discontinued cash-processing businesses, credit-related fees increased 12% in the fourth quarter from a year earlier. The increase was primarily due to higher volumes of lending commitments and stand-by letters of credit. Credit-related fees were $156 million in 1996, down 4% from 1995. Excluding revenues from the custody and cash-processing businesses, credit-related fees rose 8% in 1996.

INVESTMENT MANAGEMENT FEES in the fourth quarter totaled $182 million, up 17% from the 1995 fourth quarter. Investment management fees in 1996 rose 18% to $675 million. The quarter and full year increases are primarily due to net new business. Assets under management at December 31, 1996 were approximately $206 billion.

OPERATIONAL SERVICE FEES totaled $111 million in the fourth quarter, down 14% from the 1995 fourth quarter. Operational service fees were $426 million in 1996, 22% lower than in 1995. Excluding revenues from the custody and cash-processing businesses, operational service fees for the fourth quarter and full year rose 6%.

NET INVESTMENT SECURITIES GAINS were $45 million in the fourth quarter of 1996, compared with $1 million in the year-earlier quarter. In 1996, net investment security gains totaled $17 million, compared with $21 million in 1995.

OTHER REVENUE totaled $153 million in the fourth quarter of 1996, compared with $177 million a year ago. Other revenue totaled $481 million in 1996, compared with $638 million in 1995. Net equity investment securities revenues were $31 million in the fourth quarter, compared with $99 million a year earlier, and $269 million in 1996 versus $485 million in 1995. In addition, other revenue in 1996 included a fourth quarter gain of $77 million related to the partial sale of a minority investment. Other revenue for 1995 included a gain of $40 million ($31 million in the fourth quarter) related to the sale of the firm's custody business.

OPERATING EXPENSES

Operating expenses increased 21% to $1.197 billion in the fourth quarter from a year earlier. For the full year, operating expenses rose 13% to $4.523 billion. This comparison reflects a technology-related special charge of $71 million in the 1996 third quarter, and a severance-related charge of $55 million in the first quarter of 1995.

In 1996, continued allocation of resources to areas of strategic importance, including investment banking and asset management activities, more than offset the reduction in expenses resulting from the exit from the custody and cash-processing businesses. Employee compensation and benefits increased as a result of higher incentive compensation - attributable to higher earnings, the increasing proportion of revenue earned in client business areas, and more competitive market conditions. Nonpersonnel expenses also rose with the growth of client-related business.

At December 31, 1996, staff totaled 15,527 employees compared with 15,188 employees at September 30, 1996, and 15,613 employees at December 31, 1995.

Income tax expense in the fourth quarter totaled $189 million, based on an effective tax rate of 31%, which equaled the effective rate in the year-earlier quarter. Income tax expense of $758 million for 1996 reflects an effective tax rate of 32.5%, compared with an effective tax rate of 32.0% in 1995.

ASSETS

Total assets were $222 billion at December 31, 1996, compared with $212 billion at September 30, 1996.

At December 31, 1996, the aggregate allowance for credit losses was $1.116 billion. Nonperforming assets decreased to $120 million at December 31, 1996, from $161 million at September 30, 1996, as assets newly classified as nonperforming were more than offset by repayments and charge-offs. No provision for credit losses was deemed necessary in the 1996 fourth quarter.

CAPITAL

At December 31, 1996, J.P. Morgan's estimated Tier 1 and total risk-based capital ratios were 8.7% and 12.2%, respectively, compared with Tier 1 and total risk-based capital ratios of 8.1% and 11.7%, respectively, at September 30, 1996. The December 31, 1996, leverage ratio was 5.9%, versus 6.2% at September 30, 1996.


At December 31, 1996, stockholders' equity included approximately $464 million of net unrealized appreciation on debt investment and marketable equity investment securities, net the related deferred tax liability of $268 million. This compares with $317 million of net unrealized appreciation at September 30, 1996, net the related deferred tax liability of $178 million. The net unrealized appreciation on debt investment securities was $255 million and $224 million at December 31, 1996, and September 30, 1996, respectively. The net unrealized appreciation on marketable equity investment securities was $477 million at December 31, 1996, and $271 million at September 30, 1996.


As previously reported, the Board of Directors in December declared an increase in the regular quarterly dividend to $0.88 per share from $0.81 per share on the company's common stock for the quarter ended December 31, 1996. The Board also approved the purchase of up to 7 million shares of J.P. Morgan common stock to lessen the dilutive impact on earnings per share of the firm's employee benefit plans. These purchases may be made in 1997 or beyond in the open market or through privately negotiated transactions. The firm purchased 7 million shares in 1996.


In addition, the Board approved the purchase of up to $750 million of J.P. Morgan common stock in the open market or through privately negotiated transactions. J.P. Morgan raised $750 million qualifying as Tier 1 capital under Federal Reserve guidelines on November 26, 1996 through an issue of 7.54% trust preferred securities due January 15, 2027, by JPM Capital Trust I. The proceeds of this issue will be used principally to finance this stock repurchase, which is expected to be completed in 1997.

                                      # # #

J.P. Morgan is a global banking firm that serves clients with complex financial needs through an integrated range of advisory, financing, trading, investment, and related capabilities.

Attached are the financial summary, the interim consolidated financial statements which are unaudited, the combined trading and related net interest revenue table, and the asset quality tables. J.P. Morgan news releases, including quarterly financial results, are available on the Internet (http://www.jpmorgan.com).


FINANCIAL SUMMARY
J. P. Morgan & Co. Incorporated
----------------------------------------------------------------------------------------------------------------------------

Dollars in millions, except per share data

                                                                                  Third
                                                      Fourth Quarter             Quarter              Twelve Months
                                               ----------------------------    ------------    ----------------------------
                                                   1996            1995            1996            1996            1995
                                               ----------------------------------------------------------------------------
Net Income                                     $        419    $        366    $        276    $      1,574    $      1,296

PER COMMON SHARE
Net income (a)                                 $       2.04    $       1.80    $       1.32    $       7.63    $       6.42
Dividends declared                                     0.88            0.81            0.81            3.31            3.06
Book value (b)                                        54.43           50.71           52.62
----------------------------------------------------------------------------------------------------------------------------
Weighted-average number of common and
  common equivalent shares outstanding          201,537,658     199,829,966     201,755,770     202,010,237     198,654,973
----------------------------------------------------------------------------------------------------------------------------

Dividends declared on common stock             $        163    $        152    $        151    $        617    $        574
Dividends declared on preferred stock                     9               6               9              33              24

SELECTED RATIOS
Annualized rate of return on average
  common stockholders' equity (c)                      15.3%           14.7%           10.3%           14.9%           13.6%
As % of period-end total assets:
  Common equity                                         4.8%            5.4%            4.9%
  Total equity                                          5.2             5.7             5.2

Regulatory capital ratios (d)
  Tier 1 risk-based capital ratio                       8.7%            8.8%            8.1%
  Total risk-based capital ratio                       12.2            13.0            11.7
  Leverage ratio                                        5.9             6.1             6.2
----------------------------------------------------------------------------------------------------------------------------

AVERAGE BALANCES
  Debt investment securities (e)               $     26,728    $     23,077    $     23,171    $     25,023    $     21,999
  Loans                                              29,267          24,500          26,976          28,021          24,147
  Total interest-earning assets                     185,351         147,569         171,409         171,654         136,115
  Total assets                                      233,985         189,724         211,452         215,043         178,510
  Total interest-bearing liabilities                177,783         142,575         162,175         163,250         130,139
  Total liabilities                                 222,607         179,570         200,431         204,052         168,651
  Common stockholders' equity                        10,684           9,660          10,327          10,317           9,365
  Total stockholders' equity                         11,378          10,154          11,021          10,991           9,859

Net interest earnings (fully taxable basis)             505             511             445           1,787           2,109
Net yield on interest-earning assets                   1.08%           1.37%           1.03%           1.04%           1.55%
----------------------------------------------------------------------------------------------------------------------------
Employees at period-end                              15,527          15,613          15,188
----------------------------------------------------------------------------------------------------------------------------

(a) Earnings per share amounts represent both primary and fully diluted earnings per share, except for the twelve months ended December 31, 1996 and 1995, and the three months ended December 31, 1996. Fully diluted earnings per share were $7.56, $6.36, and $2.03 for the twelve months ended December 31, 1996 and 1995, and the three months ended December 31, 1996, respectively.

(b) Excluding the impact of SFAS No. 115, the book value per common share would have been $52.08, $47.83, and $51.01 at December 31, 1996, December 31, 1995 and
September 30, 1996, respectively.

(c) Excluding the impact of SFAS No. 115, the annualized rate of return on average common stockholders' equity would have been 15.9% , 15.5%, and 10.6% for the three months ended December 31, 1996, December 31, 1995, and September 30, 1996, respectively, and 15.6% and 14.3% for the twelve months ended December 31, 1996 and 1995, respectively.

(d) In accordance with the Federal Reserve Board guidelines, these ratios exclude the equity, assets and off-balance-sheet exposures of J.P. Morgan Securities, Inc. and the effect of SFAS No. 115. Risk-based capital ratios for December 31, 1996 are estimates.

(e) Average debt investment securities are computed based on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.


CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------------------------------
In millions, except per share data


                                                                 Three months ended
                                       -----------------------------------------------------------------
                                       December 31   December 31   Increase/    September 30   Increase/
                                          1996          1995       (Decrease)       1996      (Decrease)
                                       -----------------------------------------------------------------
NET INTEREST REVENUE
Interest revenue                          $2,925        $2,609        $ 316         $2,675        $ 250
Interest expense                           2,441         2,121          320          2,250          191
--------------------------------------------------------------------------------------------------------
Net interest revenue                         484           488           (4)           425           59


NONINTEREST REVENUE
Trading revenue                              512           369          143            510            2
Investment banking revenue                   277           158          119            233           44
Credit-related fees                           41            40            1             39            2
Investment management fees                   182           156           26            164           18
Operational service fees                     111           129          (18)            98           13
Net investment securities gains               45             1           44             11           34
Other revenue                                153           177          (24)            69           84
--------------------------------------------------------------------------------------------------------
Total noninterest revenue                  1,321         1,030          291          1,124          197

Total revenue                              1,805         1,518          287          1,549          256

OPERATING EXPENSES
Employee compensation and benefits           732           608          124            685           47
Net occupancy                                 73            76           (3)            74           (1)
Technology and communications                221           165           56            248          (27)
Other expenses                               171           141           30            130           41
--------------------------------------------------------------------------------------------------------
Total operating expenses                   1,197           990          207          1,137           60

Income before income taxes                   608           528           80            412          196
Income taxes                                 189           162           27            136           53
--------------------------------------------------------------------------------------------------------
Net income                                   419           366           53            276          143

PER COMMON SHARE
Net income (a)                            $ 2.04        $ 1.80        $0.24         $ 1.32        $0.72
Dividends declared                          0.88          0.81         0.07           0.81         0.07
--------------------------------------------------------------------------------------------------------

(a) See Financial Summary for per common share data assuming full dilution.

CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------
In millions, except per share data


                                                  Twelve months ended
                                        ----------------------------------------
                                        December 31    December 31    Increase/
                                           1996           1995       (Decrease)
                                        --------------------------------------
NET INTEREST REVENUE
Interest revenue                          $10,713        $9,937        $   776
Interest expense                            9,011         7,934          1,077
--------------------------------------------------------------------------------
Net interest revenue                        1,702         2,003           (301)


NONINTEREST REVENUE
Trading revenue                             2,477         1,376          1,101
Investment banking revenue                    921           584            337
Credit-related fees                           156           162             (6)
Investment management fees                    675           574            101
Operational service fees                      426           546           (120)
Net investment securities gains                17            21             (4)
Other revenue                                 481           638           (157)
--------------------------------------------------------------------------------
Total noninterest revenue                   5,153         3,901          1,252

Total revenue                               6,855         5,904            951

OPERATING EXPENSES
Employee compensation and benefits          2,884         2,498            386
Net occupancy                                 296           322            (26)
Technology and communications                 785           671            114
Other expenses                                558           507             51
--------------------------------------------------------------------------------
Total operating expenses                    4,523         3,998            525

Income before income taxes                  2,332         1,906            426
Income taxes                                  758           610            148
--------------------------------------------------------------------------------
Net income                                  1,574         1,296            278

PER COMMON SHARE
Net income (a)                            $  7.63        $ 6.42        $  1.21
Dividends declared                           3.31          3.06           0.25
--------------------------------------------------------------------------------

(a) See Financial Summary for per common share data assuming full dilution.


CONSOLIDATED BALANCE SHEET
J.P. Morgan & Co. Incorporated
------------------------------------------------------------------------------------------------------------------------------------
Dollars in millions                                                                            December 31 September 30 December 31
                                                                                                      1996       1996        1995
                                                                                               -------------------------------------
ASSETS
Cash and due from banks                                                                             $    906   $  1,088   $  1,535
Interest-earning deposits with banks                                                                   1,908      2,193      1,986
Debt investment securities available for sale carried at fair value (Cost: $24,610 at
  December 1996, $26,341 at September 1996, and $24,154 at December 1995)                             24,865     26,565     24,638
Trading account assets, net of allowance for credit losses of $350 at December 1996  (a)              90,980     80,784     69,408
Securities purchased under agreements to resell ($32,455 at December 1996,
  $34,658 at September 1996, and $32,157 at December 1995) and federal funds sold                     32,505     34,686     32,157
Securities borrowed                                                                                   27,931     25,430     19,830
Loans, net of allowance for credit losses of $566 at December 1996, $1,113 at September 1996,
   and $1,130 at December 1995  (a)                                                                   27,554     28,889     22,323
Customers' acceptance liability                                                                          212        287        237
Accrued interest and accounts receivable                                                               3,789      3,585      3,539
Premises and equipment                                                                                 3,137      3,068      3,339
Less: accumulated depreciation                                                                         1,272      1,236      1,412
------------------------------------------------------------------------------------------------------------------------------------
Premises and equipment, net                                                                            1,865      1,832      1,927
Other assets                                                                                           9,511      6,309      7,299
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                         222,026    211,648    184,879
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Noninterest-bearing deposits:
   In offices in the U.S.                                                                              1,501      2,115      3,287
   In offices outside the U.S.                                                                           708        917        744
Interest-bearing deposits:
   In offices in the U.S.                                                                              7,103      6,016      2,003
   In offices outside the U.S.                                                                        43,412     40,860     40,404
------------------------------------------------------------------------------------------------------------------------------------
Total deposits                                                                                        52,724     49,908     46,438
Trading account liabilities                                                                           50,919     45,601     45,289
Securities sold under agreements to repurchase ($56,117 at December 1996, $58,318 at
  September 1996, and $40,803 at December 1995) and federal funds purchased                           61,429     61,094     45,099
Commercial paper                                                                                       4,132      4,448      2,801
Other liabilities for borrowed money                                                                  19,948     19,966     15,129
Accounts payable and accrued expenses                                                                  5,935      6,255      5,643
Liability on acceptances                                                                                 212        287        237
Long-term debt not qualifying as risk-based capital                                                    9,411      8,176      5,737
Other liabilities, including allowance for credit losses of $200 at December 1996  (a)                 1,442      1,095      4,465
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     206,152    196,830    170,838
Long-term debt qualifying as risk-based capital                                                        3,692      3,740      3,590
Company obligated mandatorily redeemable preferred securities of subsidiary
   grantor trust holding solely junior subordinated debentures of the Company                            750         --         --
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                    210,594    200,570    174,428

STOCKHOLDERS' EQUITY
Preferred stock (authorized shares: 10,400,000 at December 1996 and September 1996, and 10,000,000 at December 1995)
   Adjustable rate cumulative preferred stock, $100 par value (issued and outstanding: 2,444,300)        244        244        244
   Variable cumulative preferred stock, $1,000 par value (issued and outstanding: 250,000)               250        250        250
   Fixed cumulative preferred stock, $500 par value (issued and outstanding: 400,000 at December         200        200         --
    and September 1996)
Common stock, $2.50 par value (authorized shares: 500,000,000; issued: 200,688,123 at December
   1996, 200,684,623 at September 1996, and 200,678,373 at December 1995)                                502        502        502
Capital surplus                                                                                        1,446      1,442      1,430
Retained earnings                                                                                      8,635      8,392      7,731
Net unrealized gains on investment securities, net of taxes                                              464        317        566
Other                                                                                                    826        754        552
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      12,567     12,101     11,275
Less: treasury stock (15,765,455 shares at December 1996, 14,767,312 shares at September 1996,
  and 13,562,755 shares at December 1995) at cost                                                      1,135      1,023        824
------------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                            11,432     11,078     10,451
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                                           222,026    211,648    184,879
------------------------------------------------------------------------------------------------------------------------------------


(a) See Aggregate allowance for credit losses table on page 12.


CONSOLIDATED STATEMENT OF CONDITION
Morgan Guaranty Trust Company of New York
----------------------------------------------------------------------------------------------------------

Dollars in millions                                                               December 31  December 31
                                                                                         1996         1995
                                                                                  ------------------------
ASSETS
Cash and due from banks                                                             $     920    $   1,429
Interest-earning deposits with banks                                                    1,910        1,995
Debt investment securities available for sale carried at fair value                    23,510       23,767
Trading account assets, net allowance of credit losses of $350 at December 1996        72,549       55,373
Securities purchased under agreements to resell and federal
  funds sold                                                                           27,762       20,996
Loans, net of allowance for credit losses of $565 at December 1996 and $1,129
   at December 1995                                                                    27,378       22,190
Customers' acceptance liability                                                           212          237
Accrued interest and accounts receivable                                                3,470        3,420
Premises and equipment                                                                  2,812        2,967
Less: accumulated depreciation                                                          1,116        1,232
----------------------------------------------------------------------------------------------------------

Premises and equipment, net                                                             1,696        1,735
Other assets                                                                            5,406        4,571
----------------------------------------------------------------------------------------------------------

Total assets                                                                          164,813      135,713
----------------------------------------------------------------------------------------------------------

LIABILITIES
Noninterest-bearing deposits:
   In offices in the U.S.                                                               1,495        3,275
   In offices outside the U.S.                                                            749          839
Interest-bearing deposits:
   In offices in the U.S.                                                               7,114        1,975
   In offices outside the U.S.                                                         43,716       40,985
----------------------------------------------------------------------------------------------------------

Total deposits                                                                         53,074       47,074
Trading account liabilities                                                            44,039       39,197
Securities sold under agreements to repurchase and federal
 funds purchased                                                                       30,787       20,274
Other liabilities for borrowed money                                                   13,215        8,509
Accounts payable and accrued expenses                                                   4,203        4,187
Liability on acceptances                                                                  212          237
Long-term debt not qualifying as risk-based capital                                     5,436        2,786
Other liabilities, including allowance for credit losses of $200 at December 1996         977        3,324
----------------------------------------------------------------------------------------------------------
                                                                                      151,943      125,588
Long-term debt qualifying as risk-based capital                                         2,979        1,659
----------------------------------------------------------------------------------------------------------

Total liabilities                                                                     154,922      127,247

STOCKHOLDER'S EQUITY
Preferred stock, $100 par value (authorized shares: 2,500,000)                             --           --
Common stock, $25 par value (authorized shares: 11,000,000 at December
 1996, and 10,000,000 at December 1995; outstanding:
  10,599,027 at December 1996, and 10,000,000 at December 1995)                           265          250
Surplus                                                                                 3,155        2,820
Undivided profits                                                                       6,334        5,136
Net unrealized gains on investment securities, net of taxes                               149          264
Foreign currency translation                                                              (12)          (4)
----------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                              9,891        8,466
----------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                            164,813      135,713
----------------------------------------------------------------------------------------------------------

Prior period balances were restated to reflect the merger of J.P. Morgan Delaware with Morgan Guaranty Trust Company effective June 1996.

Member of the Federal Reserve System and the Federal Deposit Insurance Corporation.


COMBINED TRADING AND RELATED NET INTEREST REVENUE
J.P. Morgan & Co. Incorporated
----------------------------------------------------------------------------------------------

Dollars in millions


                            Fixed                  Foreign               Proprietary
                            Income     Equities    Exchange   Commodities    Unit       Total
----------------------------------------------------------------------------------------------
Fourth Quarter 1996
Trading revenue             $  273       $  69        $ 84       $ 10        $ 76       $  512
Net interest revenue*          104         (13)          5          1          16          113
----------------------------------------------------------------------------------------------
Combined total                 377          56          89         11          92          625

----------------------------------------------------------------------------------------------
Fourth Quarter 1995
Trading revenue                248          36          63          5          17          369
Net interest revenue            38         (32)         12         (2)         --           16
----------------------------------------------------------------------------------------------
Combined total                 286           4          75          3          17          385

----------------------------------------------------------------------------------------------
Third Quarter 1996
Trading revenue                403          43          59        (15)         20          510
Net interest revenue            45          (4)          5          4          15           65
----------------------------------------------------------------------------------------------
Combined total                 448          39          64        (11)         35          575

----------------------------------------------------------------------------------------------
Twelve Months 1996
Trading revenue              1,540         330         320         34         253        2,477
Net interest revenue*          272         (69)         20         (2)         29          250
----------------------------------------------------------------------------------------------
Combined total               1,812         261         340         32         282        2,727

----------------------------------------------------------------------------------------------
Twelve Months 1995
Trading revenue                668         249         253         42         164        1,376
Net interest revenue           201        (112)         22         --          20          131
----------------------------------------------------------------------------------------------
Combined total                 869         137         275         42         184        1,507

* Estimated

ASSET QUALITY
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------


NONPERFORMING ASSETS
                                 December 31    September 30     December 31
Dollars in millions                     1996            1996            1995
                                 -----------    ------------     -----------
Impaired loans:
   Commercial and industrial            $ 89            $125            $ 67
   Other                                  29              34              48
--------------------------------------------------------------------------------
                                         118             159             115

Restructuring countries                    2               2               2
--------------------------------------------------------------------------------

Total impaired loans                     120             161             117

Other nonperforming assets                --              --               1
--------------------------------------------------------------------------------

Total nonperforming assets               120             161             118
--------------------------------------------------------------------------------







AGGREGATE ALLOWANCE FOR CREDIT LOSSES


                                                 December 31      September 30       December 31
Dollars in millions                                     1996              1996              1995
                                                 -----------      ------------       -----------
Aggregate allowance for credit losses  (a)            $1,116            $1,113            $1,130
-----------------------------------------------------------------------------------------------------

                                                            Fourth Quarter                       Twelve Months
                                                         -----------------------            -----------------------
                                                         1996             1995               1996              1995
                                                         -----------------------            -----------------------
Charge-offs:
   Commercial and industrial                             ($2)             ($ 8)             ($30)             ($39)
   Other                                                  (2)              (10)               (9)              (16)
Recoveries                                                 7                16                25                54
-------------------------------------------------------------------------------------------------------------------

(a) Prior to December 31, 1996, the aggregate allowance for credit losses was displayed in the consolidated balance sheet as a reduction of the carrying value of loans. This aggregate allowance is available to absorb losses inherent in our portfolio of loans and other undertakings to extend credit or to make payments to others for which a client is ultimately liable, and for all other credit exposures, including derivatives. For financial statement reporting purposes, beginning December 31, 1996, in accordance with the American Institute of Certified Public Accountants Banks and Savings Institutions Audit Guide, while we consider it in the aggregate, the total allowance has been apportioned and displayed as follows: $566 million as a reduction of loans, $350 million as a reduction of trading account assets relating to derivatives, and $200 million as other liabilities related to undertakings to extend credit which are not currently reflected on the balance sheet such as standby letters of credit and guarantees. Given the global and diversified nature of our business, expected shifts in the relative level of credit risk among financial instruments, and the numerous estimates and assumptions necessary to derive such allocated amounts, it is expected that portions of the aggregate allowance may be reclassified from time to time. Prior period amounts have not been reclassified.


CONSOLIDATED AVERAGE BALANCES AND NET INTEREST EARNINGS
J.P. Morgan & Co. Incorporated
----------------------------------------------------------------------------------------------------------------------
Dollars in millions, interest and average                                   Three months ended
rates on a taxable-equivalent basis             ---------------------------------------------------------------------
                                                       December 31, 1996                   December 31, 1995
                                                ---------------------------------------------------------------------
                                                 Average                     Average    Average               Average
                                                 balance       Interest       rate      balance     Interest    rate
                                                ---------------------------------------------------------------------
ASSETS
Interest-earning deposits with banks,
   mainly in offices outside the U.S.           $   2,071      $      29       5.57%    $  1,953     $  34       6.91%
Debt investment securities in offices
in the U.S. (a):
     U.S. Treasury                                  3,002             44       5.83        1,255         23      7.27
     U.S. state and political subdivision           1,496             43      11.43        1,729         51     11.70
     Other                                         16,708            275       6.55       15,792        272      6.83
Debt investment securities in offices
outside the U.S. (a)                                5,522             74       5.33        4,301         76      7.01
Trading account assets:
     In offices in the U.S.                        19,100            280       5.83       13,247        196      5.87
     In offices outside the U.S.                   38,328            740       7.68       25,958        495      7.57
Securities purchased under agreements
   to resell and federal funds sold, mainly
   in offices in the U.S.                          40,466            515       5.06       36,814        587      6.33
Securities borrowed in offices in the U.S.         27,899            365       5.20       18,297        272      5.90
Loans:
     In offices in the U.S.                         5,546             92       6.60        6,294        124      7.82
     In offices outside the U.S.                   23,721            371       6.22       18,206        321      7.00
Other interest-earning assets (b):
     In offices in the U.S.                           675             51          *          858         41         *
     In offices outside the U.S.                      817             67          *        2,865        140         *
----------------------------------------------------------------------------------------------------------------------
Total interest-earning assets                     185,351          2,946       6.32      147,569      2,632      7.08
Allowance for credit losses (c)                    (1,113)                                (1,126)
Cash and due from banks                             1,082                                  1,706
Other noninterest-earning assets                   48,665                                 41,575
----------------------------------------------------------------------------------------------------------------------
Total assets                                      233,985                                189,724
----------------------------------------------------------------------------------------------------------------------

Interest and average rates applying to the following asset categories have been adjusted to a taxable-equivalent basis: Debt investment securities in offices in the U.S., Trading account assets in offices in the U.S., and Loans in offices in the U.S. The applicable tax rate used to determine these adjustments was approximately 41% for the three months ended December 31, 1996 and 1995.

(a) For the three months ended December 31, 1996 and 1995, average debt investment securities are computed based on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.

(b) Interest revenue includes the effect of certain off-balance-sheet transactions.


(c)  See Aggregate allowance for credit losses table on page 12.

*  Not meaningful.


CONSOLIDATED AVERAGE BALANCES AND NET INTEREST EARNINGS
J.P. Morgan & Co. Incorporated
-------------------------------------------------------------------------------------------------------------------------

Dollars in millions, interest and average                                     Three months ended
rates on a taxable-equivalent basis                     ----------------------------------------------------------------
                                                                December 31, 1996               December 31, 1995
                                                        ----------------------------------------------------------------
                                                         Average                Average    Average               Average
                                                         balance     Interest     rate     balance     Interest   rate
                                                        ----------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
     In offices in the U.S.                             $  7,944     $    109      5.46%   $  1,882     $   22      4.64%
     In offices outside the U.S.                          45,049          537      4.74      43,996        644      5.81
Trading account liabilities:
     In offices in the U.S.                                8,127          127      6.22       6,802         99      5.77
     In offices outside the U.S.                          11,812          218      7.34      13,796        196      5.64
Securities sold under agreements to repurchase
   and federal funds purchased, mainly in
   offices in the U.S.                                    69,511          911      5.21      49,065        735      5.94
Commercial paper, mainly in offices in the U.S.            4,082           56      5.46       3,437         50      5.77
Other interest-bearing liabilities:
     In offices in the U.S.                               15,544          227      5.81      12,639        190      5.96
     In offices outside the U.S.                           2,856           59      8.22       1,557         42     10.70
Long-term debt, mainly in offices in the U.S.             12,630          193      6.08       9,401        143      6.03
Company obligated mandatorily redeemable
   preferred securities of subsidiary grantor trust
   holding solely junior subordinated debentures
   of the Company                                            228            4      6.98          --         --        --
-------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities                       177,783        2,441      5.46     142,575      2,121      5.90
Noninterest-bearing deposits:
     In offices in the U.S.                                1,872                              3,305
     In offices outside the U.S.                             481                              1,319
Other noninterest-bearing liabilities                     42,471                             32,371
-------------------------------------------------------------------------------------------------------------------------
Total liabilities                                        222,607                            179,570
Stockholders' equity                                      11,378                             10,154
-------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity               233,985                            189,724

Net yield on interest-earning assets                                               1.08                             1.37
-------------------------------------------------------------------------------------------------------------------------
Net interest earnings                                                     505                              511
-------------------------------------------------------------------------------------------------------------------------


CONSOLIDATED AVERAGE BALANCES AND NET INTEREST EARNINGS
J.P. Morgan & Co. Incorporated
---------------------------------------------------------------------------------------------------------------------------

Dollars in millions, interest and average                                    Twelve months ended
rates on a taxable-equivalent basis               ------------------------------------------------------------------------
                                                           December 31, 1996                     December 31, 1995
                                                  ------------------------------------------------------------------------
                                                   Average                     Average     Average                  Average
                                                   balance        Interest       rate      balance      Interest     rate
                                                  ------------------------------------------------------------------------
ASSETS
Interest-earning deposits with banks,
   mainly in offices outside the U.S.             $   2,022      $     110       5.44%     $  1,796     $   168      9.35%
Debt investment securities in offices
   in the U.S.(a):
   U.S. Treasury                                      1,581            106       6.70         1,983         130      6.56
   U.S. state and political subdivision               1,591            183      11.50         1,964         236     12.02
   Other                                             17,399          1,109       6.37        13,619         962      7.06
Debt investment securities in offices outside
   the U.S.(a)                                        4,452            271       6.09         4,433         309      6.97
Trading account assets:
   In offices in the U.S.                            16,591            994       5.99        12,802         836      6.53
   In offices outside the U.S.                       29,656          2,285       7.71        25,560       2,205      8.63
Securities purchased under agreements
   to resell and federal funds sold, mainly
   in offices in the U.S.                            43,064          2,254       5.23        31,769       1,942      6.11
Securities borrowed in offices in the U.S.           25,310          1,284       5.07        15,222         876      5.75
Loans:
   In offices in the U.S.                             6,227            418       6.71         6,586         479      7.27
   In offices outside the U.S.                       21,794          1,371       6.29        17,561       1,236      7.04
Other interest-earning assets (b):
   In offices in the U.S.                               940            139          *         1,185         252         *
   In offices outside the U.S.                        1,027            274          *         1,635         412         *
---------------------------------------------------------------------------------------------------------------------------
Total interest-earning assets                       171,654         10,798       6.29       136,115      10,043      7.38
Allowance for credit losses (c)                      (1,119)                                 (1,130)
Cash and due from banks                                 935                                   1,796
Other noninterest-earning assets                     43,573                                  41,729
---------------------------------------------------------------------------------------------------------------------------
Total assets                                        215,043                                 178,510
---------------------------------------------------------------------------------------------------------------------------

Interest and average rates applying to the following asset categories have been adjusted to a taxable-equivalent basis: Debt investment securities in offices in the U.S., Trading account assets in offices in the U.S., and Loans in offices in the U.S. The applicable tax rate used to determine these adjustments was approximately 41% for the twelve months ended December 31, 1996 and 1995.

(a) For the twelve months ended December 31, 1996 and 1995, average debt investment securities are computed based on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.

(b) Interest revenue includes the effect of certain off-balance-sheet transactions.

(c) See Aggregate allowance for credit losses table on page 12.

*  Not meaningful.


CONSOLIDATED AVERAGE BALANCES AND NET INTEREST EARNINGS
J.P. Morgan & Co. Incorporated
------------------------------------------------------------------------------------------------------------------------

Dollars in millions, interest and average                                      Twelve months ended
rates on a taxable-equivalent basis                     ----------------------------------------------------------------
                                                               December 31, 1996                 December 31, 1995
                                                        ----------------------------------------------------------------
                                                         Average                Average    Average               Average
                                                         balance     Interest     rate     balance     Interest    rate
                                                        ----------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
   In offices in the U.S.                               $  3,962     $    204     5.15%    $  2,048     $   98     4.79%
   In offices outside the U.S.                            45,148        2,337     5.18       41,762      2,422     5.80
Trading account liabilities:
   In offices in the U.S.                                  8,295          522     6.29        6,596        438     6.64
   In offices outside the U.S.                            11,056          780     7.05       12,222        923     7.55
Securities sold under agreements to repurchase
   and federal funds purchased, mainly in offices
   in the U.S.                                            63,424        3,295     5.20       43,658      2,568     5.88
Commercial paper, mainly in offices in the U.S.            4,133          225     5.44        2,809        169     6.02
Other interest-bearing liabilities:
   In offices in the U.S.                                 14,274          815     5.71       10,414        639     6.14
   In offices outside the U.S.                             2,258          204     9.03        1,869        127     6.80
Long-term debt, mainly in offices in the U.S.             10,643          625     5.87        8,761        550     6.28
Company obligated mandatorily redeemable
   preferred securities of subsidiary grantor trust
   holding solely junior subordinated debentures
   of the Company                                             57            4     7.02           --         --       --
------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities                       163,250        9,011     5.52      130,139      7,934     6.10
Noninterest-bearing deposits:
   In offices in the U.S.                                  2,298                              3,336
   In offices outside the U.S.                               737                              1,354
Other noninterest-bearing liabilities                     37,767                             33,822
------------------------------------------------------------------------------------------------------------------------
Total liabilities                                        204,052                            168,651
Stockholders' equity                                      10,991                              9,859
Total liabilities and stockholders' equity               215,043                            178,510

Net yield on interest-earning assets:                                             1.04                             1.55
------------------------------------------------------------------------------------------------------------------------
Net interest earnings                                                   1,787                            2,109
------------------------------------------------------------------------------------------------------------------------